CSW ENERGY
LETTERS OF CREDIT AND GUARANTEES


                                    FEES    FEES    REFERENCE
PROJECT           *      AMOUNT      PD    PAYABLE   NUMBER    MATURITY      BENEFICIARY       OBLIGOR       PURPOSE      AUTHORITY

PENTECH           LC   $250,000.00  $319     $0      S828504    11/8/95         SDG&E           CSW       RFP Sec. Dpst.    General
                                                              (EVERGREEN)

PENTECH           LC   $250,000.00  $319     $0      S828505    11/8/95         SDG&E           CSW       RFP Sec. Dpst.    General
                                                              (EVERGREEN)

KVA Joint Venture G  $5,600,000.00   N/A     N/A       N/A        N/A        Weyerhauser        CSW       Land Purchase     General
                                                                                                            Guarantee

                  D     $50,000.00   N/A     N/A       N/A        N/A         Snohomish         CSWE     Sec. Dep. for RFP  General


TOTAL                $6,150,000.00


*         LC - Letter of Credit
           D   - Deposit
           G   - Guarantee